UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

EMRISE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey		08830
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 806-4722

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 28, 2015, the Company issued a press release announcing that it has signed a letter of intent to sell all of the issued and outstanding stock of CXR Anderson Jacobson S.A.S. (“CXR-AJ”) to Carmine T. and Georgeann Oliva or an entity that would be wholly owned by them.  Mr. Oliva is the former Chairman and CEO of the Company, and he was also the President of CXR-AJ.  The proposed transaction, if and when completed, will be done in connection with the Company’s previously announced voluntary Plan of Dissolution that was approved by its stockholders at a special meeting of stockholders held on June 25, 2015, and would complete the sale of the Company’s last operating unit.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMRISE CORPORATION

Dated: December 28, 2015	By:	/s/ Frank P. Russomanno
Name: Frank P. Russomanno
Title: Executive Director

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 28, 2015.